                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF STANDARD MANAGEMENT CORPORATION

                                                                PERCENTAGE OF    STATE OR COUNTRY IN
                     NAME OF SUBSIDIARY                          OUTSTANDING       WHICH ORGANIZED
                     ------------------                         -------------    -------------------
Standard Life Insurance Company of Indiana..................         100%        Indiana
Dixie National Life Insurance Company.......................        99.3%        Mississippi
Standard Marketing Corporation..............................         100%        Indiana
Standard Marketing International, Ltd. .....................         100%        Bermuda
Standard Administrative Services, Inc. .....................         100%        Indiana
Standard Management International S.A. .....................         100%        Luxembourg
Premier Life (Luxembourg) S.A. .............................         100%        Luxembourg
Premier Life (Bermuda) Limited..............................         100%        Bermuda
Standard Development, LLC...................................          50%        Indiana
Standard Acquisition Corporation............................         100%        North Carolina
Standard Investor Services Corporation......................         100%        Indiana